                                                                     EXHIBIT 3.2


                             AMENDED AND RESTATED
                                   BYLAWS OF
                      TRANSITIONAL HOSPITALS CORPORATION


    1.  Principal Office.  The principal office of the corporation in the State
        ----------------
of Nevada shall be 5110 W. Sahara Avenue, Las Vegas, Nevada, 89102. The name and address of the Registered Agent in charge thereof shall be the Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

    2.  Other Offices.  The corporation may also have offices at such other
        -------------
places within and without the State of Nevada as the Board of directors may from time to time determine or the business of the corporation may require.

                            MEETINGS OF SHAREHOLDERS

    3.  Place of Meetings.  All meetings of shareholders may be held at any
        -----------------
place, within or without the State of Nevada which may be designated by the Board of Directors.

    4.  Annual Meetings.  An annual meeting of the shareholders shall be held on
        ---------------
the last Tuesday in May at 10:30 o'clock A.M. if not a legal holiday, and if a legal holiday, then on the next secular day following at the same time, or on such other day and at such time and place as may be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

    5.  Special Meetings.  Special meetings of the shareholders, for any purpose
        ----------------
whatsoever, may be called at any time by the Chairman of the Board, the President or by a majority of the Board of Directors.

    6.  Notice of Meetings.  A notice of each annual or special meeting of the
        ------------------
shareholders shall be given in writing by the Secretary or an Assistant Secretary or, in case of his neglect or refusal, by any Director and shall specify the place, the day and the hour of the meeting and the general nature of the business to be transacted. A copy of such notice shall be either delivered personally to, or shall be mailed, postage prepaid, to each shareholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before such meeting.

    7.  Adjourned Meetings and Notice Thereof.  Any shareholders' meeting,
        -------------------------------------
annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting.

     It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken.

    8.  Quorum.  The presence in person or by proxy of the persons entitled to
        ------
vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

    9.  Proxies.  At any meeting of the shareholders, any shareholder may be
        -------
represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven years from the date of its execution, Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the corporation.

   10.  Voting.  Every holder of record of common stock of the corporation shall
        ------
be entitled at such meeting of shareholders to one vote for each share of stock standing in his name on the books of the corporation. Except as otherwise provided by law or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of preferred stock or as otherwise provided in the Articles of Incorporation no other class of stock shall have voting rights.

   11.  Action Without Meeting.  Any action, except election of directors, which
        ----------------------
may be taken by the vote of the shareholders at a meeting, may be taken without a meeting if authorized by the written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the entire number of shares of each class, consenting separately, of the outstanding stock of the corporation (even though the right of any class to vote is otherwise restricted or denied), unless the provisions of the applicable laws or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consent shall be required. In no instance where action is authorized by written consent need a meeting of shareholders be called or noticed.

                                   DIRECTORS

   12.  Powers.  Each member of the Board of Directors shall be of full age and
        ------
at least one such member shall be a citizen of the United States. Subject to the limitations contained in the Articles of Incorporation and in the Nevada Revised Statutes, Chapter 78, as interpreted as to action to be authorized or approved by the shareholders, all corporate power shall be exercised by or under authority of, and the business and affairs of the corporation shall be controlled by, its Board of Directors. Directors need not be shareholders.

   13.  Committee of Directors.  The Board of Directors may by resolution or
        ----------------------
resolutions passed by a majority of the whole Board appoint an executive committee and other committees, and may delegate to the executive committee any of the powers and authority of the Board in the management of the business and affairs of the corporation, except the power to declare dividends and to adopt, amend or repeal Bylaws. The Board of Directors shall have the power to prescribe the manner in which proceedings of the executive committee and other committees shall be conducted. The executive committee shall be composed of two
(2) or more directors or officers of this corporation, or persons holding the position of regional administrator. The Chairman of the Board of Directors and the President of the corporation may be ex-officio members of the executive committee with voting privileges when in attendance at meetings legally called and held. The executive committee and other committees shall keep regular minutes of their proceedings and shall report to the Board of Directors when required.

        Meetings of the executive committee shall be held at the principal office of the corporation, or at any place which has been designated from time to time by resolution of the executive committee or by written consent of all members thereof, and may be called by the Chairman of the Board, the President, any Vice President who is a member of the executive committee, or any two (2) members thereof, upon written notice to the members of the executive committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors; vacancies in the membership of the executive committee may be filled by the Board of Directors; subject to the provisions contained in paragraph 25 of these Bylaws, a majority of the authorized number of members of the executive committee shall constitute a quorum for the transaction of business; and transactions of any meeting of the executive committee, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the members not present signs a written waiver of notice or consent to holding such meeting or approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

   14.  (a)  Number of Directors.  Within the limitations specified in
             -------------------
paragraph 14(b) below, the number of directors which shall constitute the whole Board of Directors shall be fixed by a resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

        (b)  Limitations on Size of Board.  As provided in Article Fifth of the
             ----------------------------
Articles of Incorporation, the number of Directors may not be less than 6 nor more than 11 persons, with the exact number to be fixed from time to time by a resolution adopted by the affirmative vote of the Board of Directors or by a Bylaw duly adopted by the Board of Directors.

        (c)  Election and Term of Office.  The Board of Directors shall be
             ---------------------------
divided into three classes, with the term of office of one class expiring each year. The directors shall be apportioned equally among the three classes. The directors whose three-year terms have ended shall be elected at each annual meeting of shareholders by a plurality of the votes cast at such meeting by such shareholders voting either in person or by proxy. Except with respect to the first Board of Directors (who shall hold office as provided by Article Fifth of the Articles of Incorporation), each director so elected shall hold office until the third annual meeting of shareholders following such election, but if any such annual meeting is not held or if the directors not elected thereat, the directors then in office shall hold such office until their successors are elected. Such successors may be elected at any special meeting of shareholders held for that purpose and so noticed.

        When the number of directors is increased, the Board of Directors shall apportion additional directorships in such manner as to equalize the three classes as they may from time to time be constituted. No decrease in the number of directors occurring pursuant to a resolution of the Board of Directors shall shorten the current term of any director then holding office.

        Except for paragraph 14(a) above, the provisions of this paragraph 14 may not be amended except by vote of two-thirds of the entire authorized number of Directors and by vote of holders of two-thirds of all of the issued and outstanding shares of each class of the capital stock of the corporation, even though the right to vote any class of such stock is otherwise restricted or denied.

   15. (a) A person (except an executive officer who is a director and his or her replacement) who is not an Independent Director (as that term is hereinafter defined) may only be elected to the Board of Directors if following such election, the Board of Directors would consist of a majority of Independent Directors.

        A person shall be an Independent Director if (i) such person is not an officer or employee of the corporation or any subsidiary thereof; and (ii) neither such person nor any direct or indirect employer thereof nor any affiliate (as that term is defined in the federal securities law) of such person or employer or immediate family member of such person has, since the beginning of the corporation's third prior fiscal year, been a party to any transaction or series of transactions with or received payments from the corporation or its subsidiaries (other than the payment of directors' fees, pension payments and/or deferred compensation payments) where the aggregate amount involved exceeded $120,000.00 during the three prior fiscal years. No person shall be disqualified from being an "Independent Director" solely as a result of the participation by such person, such employer, such affiliate or family member in any transaction with the corporation or its subsidiaries or as a result of payments from the corporation or its subsidiaries where: (y) the transaction or payments relate to services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services as a common or contract carrier or public utility; or (z) the interest of such person, employer, affiliate or family member arises solely from the ownership of securities of an entity which is a party to a transaction with the corporation or its subsidiaries or receives payments from the corporation or its subsidiaries and such person, employer, affiliate or family member beneficially owns less than 5% of the outstanding securities of such entity.

   16.  Vacancies.  Vacancies on the Board of Directors may be filled by a
        ---------
majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office for the remainder of the unexpired term of his predecessor.

        A vacancy or vacancies in the Board of Directors shall be deemed to exist in the case of death, resignation, or removal of any director, or if the authorized number of directors shall be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

        If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board shall have the power to elect a successor to take office when the resignation is to become effective.

        No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

   17.  Compensation of Directors.  Directors, as such, shall not receive any
        -------------------------
stated salaries for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided that nothing herein contained shall be construed to preclude any directors from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee and other committees may be allowed like compensation and expenses for attending meetings of the committees.

   18.  Removal of Directors.  The entire Board of Directors or any individual
        --------------------
director may be removed from office by the vote or written consent of shareholders representing not less than two-thirds of the issued and outstanding shares of each class of stock of the corporation, and entitled to vote at an election of directors. In case the Board of any one (1) or more directors be so removed, new directors may be elected at the same meeting.

                              MEETING OF DIRECTORS

   19.  Place of Meeting.  The Board of Directors may hold its meetings at any
        ----------------
place within or without the State of Nevada designated from time to time by resolution of the Board or by written consent of all the members of the Board. In the absence of such designation, meetings shall be held at the principal office of the corporation in the State of Nevada. Any regular or special meeting is valid wherever held if held upon written consent of all the members of the Board of Directors, given either before or after the meeting and filed with the Secretary of the Corporation.

   20.  Regular Meetings  Regular meetings of the Board of Directors may be
        ----------------
held without notice at such time as shall from time to time be determined by the Board of Directors, provided notice of any change in the time or place of any such meeting be sent to all the directors.

   21.  Special Meetings and Notice Thereof.  Special meetings of the Board of
        -----------------------------------
Directors may be called by the Chairman of the Board, or, if he is absent or is unable or refuses to act, by the President, or, if he is absent or is unable or refuses to act, on the order by any two (2) directors, on two (2) days' written notice to each director, either personally, by mail, or by other form of written communication. If the address of a director is not shown on the records and is not readily ascertainable, such notice shall be addressed to him at the city or place in which the meetings of the directors are regularly held.

   22.  Quorum.  At all meetings of the Board of Directors a majority of the
        ------
number of directors fixed in paragraph 14 of these Bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business, and every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the directors, unless a greater number is required by law, these Bylaws, or the Articles of Incorporation.

   23.  Adjournment.  A quorum of the directors may adjourn any directors'
        -----------
meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

   24.  Action Without Meeting.  Any action required or permitted to be taken
        ----------------------
by the Board of Directors or a Committee of Directors under any provision of the laws of the State of Nevada or of these Bylaws may be taken without a meeting of the Board or Committee if all members of the Board or Committee individually or collectively shall consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board or Committee, as the case may be, and such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors or Committee of Directors.

                                CONSULTING BOARD

   25.  Appointment and Membership.  Annually, after each election of
        --------------------------
directors, the Board of Directors shall appoint an executive committee designated the "Consulting Board" for each hospital and each dialysis center owned or operated by the corporation. Each Consulting Board shall consist of not less than three (3) but no more than six (6) members, with the exact number to be determined by the Board of Directors. At least one (1) member of the Consulting Board shall be an officer of the corporation. The Chairman of the Board of Directors and the President of the corporation may appoint up to four
(4) ex-officio members of each Consulting Board with voting privileges when in attendance in person or by proxy at meetings legally called and held. The ex-officio members, together with the members who are officers of the corporation shall at all times, constitute a majority of the members of each Consulting Board.

        Each Consulting Board shall adopt bylaws in accordance with the standards promulgated by the Joint Commission on Accreditation of Hospitals for governing bodies of hospitals or by the Social Security Administration, Department of Health, Education and Welfare, for governing bodies of hospitals and with their community responsibility, identifying the purpose of each facility and the means of their fulfillment, but such bylaws shall not be inconsistent with these Bylaws.

   26.  Tenure and Removal.  The consulting board shall hold office until the
        ------------------
next annual appointment by the Board of Directors or until successors are selected by it, but the Board of Directors may at any time remove any member of the consulting board and appoint a successor.

   27.  Power and Duties.  Each consulting board shall be responsible for and
        ----------------
have the power to conduct the operations of the hospital for which it is appointed. However, its power shall be limited to governing those operations and to acting as liaison with the Board of Directors, the administrative staff, and the medical staff of the respective facility. Subject to the foregoing definition and limitation, each consulting board shall fulfill all of the functions of the "governing body" as that term is defined in the Standards promulgated by the Joint Commission on Accreditation of Hospitals or by the Social Security Administration, Department of Health, Education and Welfare, and its powers and duties shall be governed by its bylaws attached hereto and incorporated herein by this reference, and the powers, duties and responsibilities of each consulting board shall be limited to and be as set forth in said bylaws of each consulting board.

   28.  Meetings and Procedure.  The consulting board shall keep regular
        ----------------------
minutes of its proceedings and shall report to the Board of Directors when required. Meetings of the consulting board shall be held and conducted in accordance with the applicable provisions of paragraph 14 of these Bylaws.

                                    OFFICERS

   29.  Officers.  The officers of the corporation shall consist of a Chairman
        --------
of the Board, a President, one or more Vice Presidents (any number of whom may be designated Executive Vice President or any such other designation as the Board of Directors shall determine), a Secretary, a Resident Agent and a Treasurer, who shall be chosen by the Board of Directors. The order of seniority of the Vice Presidents shall be in the order of their nomination, unless otherwise determined by the Board of Directors. All officers of the corporation shall hold office at the pleasure of the Board of Directors. The Board of Directors may choose additional Vice Presidents, one or more Assistant Secretaries, and Assistant Treasurers. The Chairman of the Board and the President may also choose one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices, except those of President and Secretary, may be held by the same person.

   30.  Election.  The Board of Directors, at its first meeting after each
        --------
annual meeting of shareholders, shall choose a chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer.

   31.  Other Officers and Agents.  The Board of Directors may appoint at such
        -------------------------
time, or at such other time or times as the business of the corporation may require, such other officers and agents as they shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

   32.  Compensation.  The compensation of all officers of the corporation
        ------------
shall, and compensation of employees may, be fixed from time to time by the Board of Directors and may be changed from time to time by it in its sole discretion.

   33.  Vacancy and Resignation.  If the office of any officer becomes vacant
        -----------------------
for any reason, the vacancy shall be filled by the Board of Directors. Subject to any applicable contractual arrangements, any director or officer may resign his office at any time, such resignation to be made in writing and to take effect from the time of its receipt by the corporation, unless some time be fixed in the resignation, and then from that time. The acceptance of a resignation shall not be required to make it effective.

   34.  The Chairman of the Board.  The Chairman of the Board shall preside at
        -------------------------
all meetings of the shareholders and directors, shall in the absence or disability of the President perform the duties and exercise the powers of the President, shall be ex-officio member of the executive and other committees, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall have the general powers and duties of management usually vested in the Chairman of the Board of a corporation, together with such other powers and duties as may be determined from time to time by the Board of Directors.

   35.  The President.  The President, in the absence or disability of the
        -------------
Chairman of the Board, shall perform the duties and exercise the powers of the Chairman of the Board, shall be an ex-officio member of the executive and other committees, and shall have the general powers and duties of management usually vested in the office of the President of a corporation, together with such other powers and duties as may be determined from time to time by the Board of Directors.

   36.  The Executive Vice President and Vice Presidents.  The Executive Vice
        ------------------------------------------------
President, in the absence or disability of the Chairman of the Board and the President, shall perform the duties and exercise the powers of the President, together with such other powers and duties as may be determined from time to time by the Board of Directors. The other Vice Presidents, in the absence or disability of the Chairman of the Board, the President and the Executive Vice President shall, in the order of their seniority, perform the duties and exercise the powers of the President, and shall perform such other duties as may be determined from time to time by the Board of Directors.

   37.  The Secretary.  The Secretary shall attend all sessions of the Board
        -------------
and all meetings of the shareholders and record all votes and minutes of all proceedings in a book to be kept for that purpose at the principal office of the corporation or at such other place as the Board of Directors may from time to time determine. He shall keep at the principal office for the transaction of the business of the corporation the original or a copy of the Bylaws amended or otherwise altered to date, certified by him. There shall be kept at the principal office of the corporation or at the office of the transfer agent a share register or a duplicate share register, showing the names of the shareholders and their addresses, the number and class of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. He shall give such notices as may be required by law or these Bylaws. In addition, he shall exercise such other powers and perform such other duties as shall be determined by the Board of Directors.

   38.  Assistant Secretaries.  The Assistant Secretaries, in the order of
        ---------------------
their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors, the Chairman of the Board or the President shall prescribe.

   39.  The Treasurer.  The Treasurer shall have the custody of the corporate
        -------------
funds and securities and shall keep adequate and correct accounts of the corporate properties and business transactions. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, shall render to the Chairman of the Board, the President and Directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation, and shall exercise such other powers and perform such other duties as shall be determined by the Board of Directors.

   40.  Assistant Treasurers.  The Assistant Treasurers, in the order of their
        --------------------
seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors, the Chairman of the Board or the President shall prescribe.

                                    NOTICES

   41.  Written Notice.  Notices to directors and shareholders shall be in
        --------------
writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed.

Notice to directors may also be given by facsimile, telegram or any other manner permitted by these Bylaws.

   42.  Consent.  Whenever all parties entitled to vote at any meeting,
        -------
whether of directors or shareholders, consent, either by a writing on the records of the meeting or filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meetings; and such consent or approval of shareholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

   43.  Waiver.  Whenever any notice whatever is required to be given under
        ------
the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                 MISCELLANEOUS

   44.  Certificate for Shares.  The certificate for shares shall be numbered
        ----------------------
and registered as they are issued. They shall exhibit the holder's name, the number, designation, if any, and class or series of shares represented thereby, the par value of the shares or a statement that such shares are without par value, and shall be signed by the President or Vice President and the Secretary or an Assistant Secretary, or be authenticated by facsimiles of the signatures of the President and Secretary or by facsimile of the signature of the President and the written signature of the Secretary or an Assistant Secretary, provided, however, every certificate for shares authenticated by a facsimile of a signature shall be countersigned by a transfer agent or transfer clerk and be registered by an incorporated bank or trust company as registrar of transfers before issuance.

        When the corporation is authorized to issue shares of more than one series of any class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, and, if the corporation shall be authorized to issue only special stock, such certificate shall set forth in full or summarize the rights of the holders of such stock.

   45.  Registered Shareholders.  The corporation shall be entitled to treat
        -----------------------
the holder of record of any share or shares as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

   46.  Lost Certificates.  The Board of Directors may direct a new
        -----------------
certificate or certificates to be issued in place of any certificate or certificate theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate for shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

   47.  Record Date and Closing of Transfer Books.  The Board of Directors may
        -----------------------------------------
fix a time in the future as a record for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. The record date so fixed shall be not more than sixty (60) days prior to the date of the meeting or event for the purposes for which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of a period not more than sixty (60) days prior to the date of shareholders' meeting, the date when the right to any dividend, distribution, or allotment of right vests, or the effective date of any change, conversion, or exchange of shares.

   48.  Representation of Shares of other Corporations.  The Chairman of the
        ----------------------------------------------
Board, the President or any Vice President and the Secretary or Assistant Secretary of this corporation are authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

   49.  Dividends.  Dividends upon the capital stock of the corporation,
        ---------
subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

        Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserves in the manner in which it was created.

   50.  Checks.  All checks or demands for money and notes of the corporation
        ------
shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

   51.  Fiscal Year.  The fiscal year of the corporation shall be fixed by
        -----------
resolution of the Board of Directors.

   52.  Seal.  The corporate seal shall have inscribed thereon the name of the
        ----
corporation, the year of its incorporation and the words "Corporate Seal, Nevada."

                                   AMENDMENTS

   53.  Power of Shareholders.  Except as otherwise provided in these Bylaws
        ---------------------
and the Articles of Incorporation, new Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of shareholders representing not less than a majority of the issued and outstanding stock of the corporation entitled to vote at any meeting of shareholders called for such purpose, provided however that Paragraphs 6, 7, 12, 54, 55-60 and this Paragraph may be amended only by vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the entire number of shares of each class, voting separately, of the outstanding stock of the corporation (even though the right of any class to vote is otherwise restricted or denied).

   54.  Power of Directors.  Except as otherwise provided and subject to the
        ------------------
right of the shareholders to adopt, amend or repeal Bylaws as provided in Paragraph 53, a majority of the quorum of the Board of Directors may adopt, amend or repeal any of these Bylaws; provided, however, that Paragraphs 6, 7, 12, 53,55-60 and this Paragraph may be amended or repealed only by vote of eighty percent (80%) of the total number of Directors and the holders of sixty-six and two-thirds percent (66 2/3%) of the entire number of shares of each class, voting separately, of the outstanding stock of the corporation (even though the right of any class to vote is otherwise restricted or denied.)

                                INDEMNIFICATION

   55.  Indemnification.  The corporation shall, unless prohibited by Nevada
        ---------------
Law, indemnify any person (an "Indemnitee") who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be so involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, including without limitation, any action, suit or proceeding brought by or in the right of the corporation to procure a judgment in its favor (collectively, a "Proceeding") by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, against all Expenses and Liabilities actually and reasonably incurred by him in connection with such Proceeding. The right to indemnification conferred in this Article shall be presumed to have been relied upon by the directors, officers, employees and agents of the corporation and shall be enforceable as a contract right and inure to the benefit of heirs, executors and administrators of such individuals.

   56.  Indemnification Contracts.  The Board of Directors is authorized on
        -------------------------
behalf of the corporation, to enter into, deliver and perform agreements or other arrangements to provide any Indemnitee with specific rights of indemnification in addition to the rights provided hereunder to the fullest extent permitted by Nevada law. Such agreements or arrangements may provide (i) that the Expenses of the officers and directors incurred in defending a civil or criminal action, suit or proceeding, must be paid by the corporation as they are incurred and in advance of the final disposition of any such action, suit or proceeding provided that, if required by Nevada law at the time of such advance, the officer or director provides an undertaking to repay such amounts if it is ultimately determined by a court of competent jurisdiction that such individual is not entitled to be indemnified against such expenses, (ii) that the Indemnitee shall be presumed to be entitled to indemnification under this Article or such agreement or arrangement and the corporation shall have the burden of proof to overcome that presumption, (iii) for procedures to be followed by the corporation and the Indemnitee in making any determination of entitlement to indemnification or for appeals therefrom and (iv) for insurance or such other Financial Arrangements described in Paragraph 57 of this Article, all as may be deemed appropriate by the Board of Directors at the time of execution of such agreement or arrangement.

   57.  Insurance and Financial Arrangements.  The corporation may, unless
        ------------------------------------
prohibited by Nevada Law, purchase and maintain insurance or make other financial arrangements ("Financial Arrangements") on behalf of any Indemnitee for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. Such other Financial Arrangements may include (i) the creation of a trust fund, (ii) the establishment of a program of self-insurance, (iii) the securing of the corporation's obligation of indemnification by granting a security interest or other lien on any assets of the corporation, or (iv) the establishment of a letter of credit, guaranty or surety.

   58.  Definitions.    For purposes of this Article:
        -----------

        58.1  Expenses.  The word "Expenses" shall be broadly construed and,
              --------
without limitation, means (i) all direct and indirect costs incurred, paid or accrued, (ii) all attorneys' fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, food and lodging expenses while traveling, duplicating costs, printing and binding costs, telephone charges, postage, delivery service, freight or other transportation fees and expenses,
(iii) all other disbursements and out-of-pocket expenses, (iv) amounts paid in settlement, to the extent permitted by Nevada Law, and (v) reasonable compensation for time spent by the Indemnitee for which he is otherwise not compensated by the corporation or any third party, actually and reasonably incurred in connection with either the appearance at or investigation, defense, settlement or appeal of a Proceeding or establishing or enforcing a right to indemnification under any agreement or arrangement, this Article, the Nevada Law or otherwise; provided, however, that "Expenses" shall not include any judgments or fines or excise taxes or penalties imposed under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other excise taxes or penalties.

        58.2  Liabilities.  "Liabilities" means liabilities of any type
              -----------
whatsoever, including, but not limited to, judgments or fines, ERISA or other excise taxes and penalties, and amounts paid in settlement.

        58.3  Nevada Law.  "Nevada Law" means Chapter 78 of the Nevada Revised
              ----------
Statutes as amended and in effect from time to time or any successor or other statues of Nevada having similar import and effect.

        58.4  This Article.  "This Article" means Paragraphs 55 through 60 of
              ------------
these Bylaws or any portion of them.

   59.  Power of Stockholders.  Paragraphs 55 through 60, including this
        ---------------------
Paragraph, of these Bylaws may be amended by the stockholders only by vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the entire number of shares of each class, voting separately, of the outstanding capital stock of the corporation (even though the right of any class to vote is otherwise restricted or denied); provided, however, no amendment or repeal of this Article shall adversely affect any right of the Indemnitee existing at the time such amendment or repeal becomes effective.

   60.  Power of Directors.  Paragraphs 55 through 59 of this Paragraph of
        ------------------
these Bylaws may be amended or repealed by the Board of Directors only by vote of eighty percent (80%) of the total number of Directors and the holders of sixty-six and two-thirds percent (66-2/3%) of the entire number of shares of each class, voting separately, of the outstanding capital stock of the corporation

(even though the right of any class to vote is otherwise restricted or denied); provided, however, no amendment or repeal of this Article shall adversely affect any right of the Indemnitee existing at the time such amendment or repeal becomes effective.